U.S. SHIPPING PARTNERS L.P.

August 4, 2009

Mr. Laurence Levy
Chairman and Chief Executive Officer
Rand Logistics, Inc.
461 5th Avenue
25th Floor
New York, NY 10017

Re:	U.S. Shipping Partners, L.P. et al., ("Debtors") Chapter 11 case number 09-12711 (RDD)

Dear Mr. Levy:

After consultation with its financial and legal advisors and the Steering Committee of the secured lenders, the Board of Directors of the general partner of U.S. Shipping Partners L.P. (the "Partnership") has determined that the Partnership's proposed plan of reorganization dated July 10, 2009 will deliver a higher value to all the Partnership's stakeholders than the non-binding alternative plan of reorganization proposed by Rand Logistics, Inc.

Accordingly, the Board of Directors does not believe it is appropriate to negotiate an amendment to the Disclosure Statement to permit the Partnership's creditors the option to consider Rand's proposal as an alternative to the Partnership's July 10, 2009 proposed plan of reorganization.

Sincerely,

/s/ Ronald L. O'Kelley
Ronald L. O'Kelley
President & Chief Executive Officer

cc:	Edward Levy Capt. Scott Bravener US Shipping General Partner LLC Joseph P. Gehegan William M. Kearns, Jr.

Bryan S. Ganz Gerald Luterman Greenhill & Co. Bradley A. Robins Jefferies & Company Hamish Norton DLA Piper LLP (US) Thomas R. Califano Jamie Knox